UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2012

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders for Furiex Pharmaceuticals, Inc. was held on May 24, 2012.

At the meeting, our stockholders elected six members to our board of directors for a term expiring at the annual meeting of stockholders in 2013, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
June S. Almenoff, M.D., Ph.D.	5,524,999	263,951	2,132,444
Peter B. Corr, Ph.D.	5,415,303	373,647	2,132,444
Wendy L. Dixon, Ph.D.	4,882,052	906,898	2,132,444
Fredric N. Eshelman, Pharm.D.	5,511,647	277,303	2,132,444
Stephen W. Kaldor, Ph.D.	5,676,395	112,555	2,132,444
Robert P. Ruscher	5,406,097	382,853	2,132,444

Our stockholders also ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The vote for such ratification was 7,859,674 shares for and 61,720 shares against (including abstentions).

At the meeting, our stockholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 5,486,289 shares for, 302,661 shares against (including abstentions) and 2,132,444 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: May 25, 2012

/s/ Marshall H. Woodworth
Marshall H. Woodworth
Chief Financial Officer